                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [ ]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         PROGRESS SOFTWARE CORPORATION
                (Name of Registrant as Specified In Its Charter)

                         PROGRESS SOFTWARE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                         PROGRESS SOFTWARE CORPORATION
                                  14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Progress Software Corporation (the "Company") will be held on Thursday, April 20, 2000, commencing at 10:00 A.M., local time, at the principal executive offices of the Company, at 14 Oak Park, Bedford, Massachusetts 01730, for the following purposes:

        1. To fix the number of directors constituting the full Board of Directors of the Company at seven;

        2.  To consider and vote upon the election of seven directors;

        3. To act upon a proposal to amend the Company's Restated Articles of Organization to increase the authorized common stock, $.01 par value per share, of the Company ("Common Stock") from 75,000,000 shares to 100,000,000 shares;

        4. To act upon a proposal to amend the Company's 1997 Stock Incentive Plan (the "1997 Plan") to increase the maximum number of shares that may be issued under such plan from 5,040,000 shares to 7,540,000 shares; and

        5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 25, 2000 as the record date for determination of shareholders entitled to receive notice of and vote at the meeting and any adjournment thereof.

                                            By Order of the Board of Directors,

                                            James D. Freedman
                                            Clerk

March 21, 2000

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                         PROGRESS SOFTWARE CORPORATION
                                  14 OAK PARK
                          BEDFORD, MASSACHUSETTS 01730

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Progress Software Corporation (the "Company") of proxies for use at the 2000 Annual Meeting of Shareholders (the "2000 Annual Meeting") to be held on April 20, 2000, at 10:00 A.M., local time, at the principal executive offices of the Company, at 14 Oak Park, Bedford, Massachusetts 01730. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders on or about March 21, 2000. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, in person or otherwise, without additional compensation. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, to assist in the solicitation of proxies for the 2000 Annual Meeting at an estimated cost of $5,000, plus reasonable out-of-pocket expenses.

     At the 2000 Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following matters:

        1. To fix the number of directors constituting the full Board of Directors of the Company at seven;

        2.  To consider and vote upon the election of seven directors;

        3. To act upon a proposal to amend the Company's Restated Articles of Organization to increase the authorized common stock, $.01 par value per share, of the Company ("Common Stock") from 75,000,000 shares to 100,000,000 shares;

        4. To act upon a proposal to amend the Company's 1997 Stock Incentive Plan (the "1997 Plan") to increase the maximum number of shares that may be issued under such plan from 5,040,000 shares to 7,540,000 shares; and

        5. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The information contained in the "Compensation Committee Report" on pages 12 and 13 and the "Stock Performance Graph" on page 14 shall not be deemed "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

                               VOTING PROCEDURES

     Only holders of record of Common Stock outstanding at the close of business on February 25, 2000 are entitled to vote at the 2000 Annual Meeting and any adjournment thereof. As of that date, there were 35,686,598 shares outstanding and entitled to vote. Each outstanding share entitles the holder to one vote on any proposal presented at the meeting.

     Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the 2000 Annual Meeting by giving written notice of such revocation to the Clerk of the Company, by signing and duly delivering a proxy bearing a later date or by attending and voting in person at the 2000 Annual Meeting. Duly executed proxies received and not revoked prior to the meeting will be voted in accordance with the instructions indicated in the proxy. If no instructions are indicated, such proxies will be voted FOR the proposal to fix the number of directors constituting the full Board of Directors at seven, FOR the election of the nominees for director named in the proxy, FOR the amendment to the Company's Restated Articles of Organization, FOR the amendment to the 1997 Plan and in the discretion of the proxies as to other matters that may properly come before the 2000 Annual Meeting.

     Votes withheld from any nominee for election as director, abstentions and broker "non-votes" will be counted as present or represented at the meeting for purposes of determining the presence or absence of a quorum for the meeting. A broker "non-vote" occurs when a broker or other nominee who holds shares for a beneficial owner withholds his vote on a particular proposal with respect to which he does not have discretionary voting power or instructions from the beneficial owner. Abstentions with respect to a proposal are included in the number of shares present or represented and entitled to vote on such proposal, and therefore have the effect of voting against the proposal. Broker "non-votes" are not so included, but where the matter requires approval of a specified percentage of the Company's outstanding Common Stock (as in the case of approval of the amendment to the Company's Restated Articles of Organization) have the effect of voting against the proposal. An automated system administered by the Company's transfer agent tabulates the votes.

     The Board of Directors of the Company knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

                             ELECTION OF DIRECTORS

     The Company's by-laws provide for a Board of Directors, the number of which shall be fixed from time to time by the shareholders of the Company, and may be enlarged or reduced by vote of a majority of the Board of Directors. The Board of Directors has recommended that the number of directors be fixed at seven and has nominated for election as directors Joseph W. Alsop, Larry R. Harris, Roger
J. Heinen, Jr., Michael L. Mark, Arthur J. Marks, Scott A. McGregor and Amram Rasiel, each of whom is currently a director of the Company. Each director elected at the 2000 Annual Meeting will hold office until the next Annual Meeting of Shareholders or special meeting in lieu thereof and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. There are no family relationships among any of the executive officers or directors of the Company.

     Each of the nominees has agreed to serve as a director if elected, and the Company has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees should become unwilling or unable to serve, however, the persons named in the enclosed proxy will vote such proxy for such other person or persons as may thereafter be nominated for director by the Board of Directors of the Company.

     If a quorum is present at the meeting, the vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting will be necessary to fix the number of directors constituting the full Board of Directors at seven, and a plurality of the votes properly cast will be required to elect a nominee to the office of director.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS CONSTITUTING THE FULL BOARD OF DIRECTORS AT SEVEN, AND THAT YOU VOTE FOR THE ELECTION OF THE SEVEN INDIVIDUALS NAMED BELOW AS DIRECTORS OF THE COMPANY.

NOMINEE                                  AGE     PRESENT PRINCIPAL EMPLOYER AND BUSINESS EXPERIENCE
-------                                  ---     --------------------------------------------------
Joseph W. Alsop........................  54    Mr. Alsop, a founder of the Company, has been a
                                               director and President of the Company since its
                                               inception in 1981.
Larry R. Harris........................  52    Dr. Harris has been a director of the Company since
                                               January 1995. Dr. Harris is a founder of EasyAsk, Inc.
                                               and has been its President since 1994.
Roger J. Heinen, Jr....................  49    Mr. Heinen has been a director of the Company since
                                               March 1999. Mr. Heinen has worked in the computer
                                               industry since 1973 as a software developer and
                                               manager. Mr. Heinen served as Senior Vice President,
                                               Developer Division, at Microsoft Corporation from 1992
                                               until 1996. Mr. Heinen currently is also a director of
                                               ANSYS Inc., MAPICS, Inc., AVID Technologies, Inc.,
                                               Glassbook, Inc. and RADNET, Inc.
Michael L. Mark........................  54    Mr. Mark has been a director of the Company since July
                                               1987. Mr. Mark is a private investor and has been
                                               President of Refined Reports, Inc., an electronic
                                               publishing company, since 1990.
Arthur J. Marks........................  55    Mr. Marks has been a director of the Company since July
                                               1987. Mr. Marks has served as a General Partner of New
                                               Enterprise Associates, a venture capital partnership,
                                               since August 1984. His investment activities focus on
                                               information technology companies. Mr. Marks is also a
                                               director of Epicor Software Corporation, eXcelon, Inc.
                                               and Talk.com Inc.
Scott A. McGregor......................  43    Mr. McGregor has been a director of the Company since
                                               March 1998. Mr. McGregor has been a Senior Vice
                                               President and General Manager of Philips Electronics,
                                               N.A. since February 1998. He was a software consultant
                                               from June 1997 until January 1998. From 1992 until May
                                               1997, Mr. McGregor was Senior Vice President, Products,
                                               of The Santa Cruz Operation, Inc.
Amram Rasiel...........................  70    Dr. Rasiel has been a director of the Company since
                                               April 1983. Dr. Rasiel is a private investor. Dr.
                                               Rasiel is also a director of PRI Automation, Inc.

               THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held five meetings during the fiscal year ended November 30, 1999. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of any committee of the Board of Directors on which he served. The Audit Committee, of which Mr. Mark and Dr. Rasiel are members, reviews the scope and results of the audit and other services provided by the Company's independent auditors and also makes recommendations to the Board as to the selection of independent auditors. The Audit Committee held one meeting during the fiscal year ended November 30, 1999. The Compensation Committee, of which Messrs. Marks and McGregor are members, also held one meeting during the fiscal year ended November 30, 1999. The Compensation Committee makes recommenda-tions concerning salaries and incentive compensation for employees of the Company and determines the salaries and incentive compensation for executive officers of the Company. The Compensation Committee also administers the Company's stock plans. The Audit and Compensation Committees are the only standing committees of the Board of Directors.

                            DIRECTORS' COMPENSATION

     Each of the Company's non-employee directors who rendered services during fiscal 1999 received an annual fee of $18,000 and has been reimbursed, upon request, for expenses incurred in attending Board of Directors' meetings. In addition, each non-employee member of the Audit and Compensation Committees received an annual fee of $2,000 for each committee on which he served during fiscal 1999. Directors who are employees of the Company are not paid any separate fees for service as directors.

     During fiscal 1995, Dr. Harris was granted an option pursuant to the 1993 Directors' Stock Option Plan (the "1993 Directors' Plan") to purchase 60,000 shares of Common Stock. During fiscal 1998, Mr. McGregor was granted an option pursuant to the Company's 1994 Stock Incentive Plan to purchase 60,000 shares of Common Stock. During fiscal 1999, Mr. Heinen was granted an option pursuant to the Company's 1994 Stock Incentive Plan to purchase 10,000 shares of Common Stock. During fiscal 1999, each of Messrs. Heinen and McGregor was granted an option pursuant to the Company's 1997 Stock Incentive Plan to purchase 10,000 shares of Common Stock. Each option granted to a non-employee director pursuant to the 1993 Directors' Plan, the 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan expires on the tenth anniversary of the date of grant. Options granted pursuant to each of these plans, except for each of Mr. Heinen's options and the fiscal 1999 grant to Mr. McGregor, which represent annual grants, become exercisable in seventy-two equal monthly installments commencing the month following the date of grant, provided that the optionee is a director at the end of each such period. Messrs. Heinen and McGregor's annual option grants are exercisable in full on the grant date. Each of these plans requires that the exercise price of each option be equal to the closing price of the Common Stock, as reported by the Nasdaq Stock Market, on the date the option was granted. The 1993 Directors' Plan was terminated in April 1997. Options granted and outstanding under the 1993 Directors' Plan remain outstanding and are exercisable in accordance with their terms, but no further options will be granted under this plan.

              SECURITY OWNERSHIP OF CERTAIN HOLDERS AND MANAGEMENT

     The following table sets forth the numbers of shares of the Company's Common Stock beneficially owned by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock, by each of the Company's current directors, by each of the executive officers named in the Summary Compensation Table appearing on Pages 9 and 10, and by all executive officers and directors of the Company as a group, as of March 15, 2000.

                                                            BENEFICIALLY OWNED
                                                                  SHARES
                                                           --------------------
         NAME AND ADDRESS OF BENEFICIAL OWNER(1)            NUMBER      PERCENT
         ---------------------------------------            ------      -------
Private Capital Management, Inc.(2)......................  3,558,388     9.95%
     Bruce S. Sherman
       and
     Michael J. Seaman
       3003 Tamiami Trail North
       Naples, FL 33940
Joseph W. Alsop(3).......................................  2,493,650     6.67%
     14 Oak Park
     Bedford, MA 01730
T. Rowe Price Associates, Inc.(4)........................  1,980,400     5.54%
     100 East Pratt Street
     Baltimore, MD 21202
Amram Rasiel(5)..........................................    470,000     1.31%
David P. Vesty(6)........................................    142,322        *
Michael L. Mark(7).......................................    126,000        *
Richard D. Reidy(8)......................................    106,885        *
David G. Ireland(9)......................................     67,963        *
Arthur J. Marks(10)......................................     64,451        *
Norman R. Robertson(11)..................................     60,520        *
Larry R. Harris(12)......................................     54,167        *
Scott A. McGregor(13)....................................     44,500        *
Roger J. Heinen, Jr.(14).................................     20,000        *
All executive officers and directors as a group (13
  persons)(15)...........................................  3,703,730     9.73%

---------------
* Less than 1%

 (1) All persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

 (2) Derived from Schedule 13-G -- Amendment 1 dated February 15, 2000. The persons named reported beneficial ownership of the following shares:
     Private Capital Management, Inc. (3,550,388); Bruce S. Sherman (3,550,388); and Michael J. Seaman (8,000). Bruce S. Sherman is Chairman of Private Capital Management, Inc. ("PCM") and exercises shared dispositive power with respect to shares held by it on behalf of its clients. Mr. Seaman is an employee of PCM or affiliates thereof and he (i) does not exercise sole or shared dispositive or voting powers with respect to shares held by PCM,
     (ii) disclaims beneficial ownership of shares held by Mr. Sherman and PCM, and (iii) disclaims, along with Mr. Sherman, the existence of a group.

 (3) Includes 1,682,260 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

 (4) Derived from Schedule 13G dated February 14, 2000. The Schedule 13-G states that these securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates, Inc. exercises sole voting power for 310,300 shares and sole dispositive power for all shares.

 (5) Includes 90,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

 (6) Includes 83,235 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

 (7) Includes 90,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

 (8) Includes 105,399 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

 (9) Includes 64,565 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

(10) Includes 60,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

(11) Includes 40,010 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

(12) Consists of 54,167 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

(13) Includes 32,500 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

(14) Consists of 20,000 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

(15) Includes 2,369,065 shares issuable upon the exercise of outstanding options that are exercisable within 60 days of March 15, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. This information is also filed with the Nasdaq Stock Market. Such directors, executive officers and ten-percent shareholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended November 30, 1999, its directors, officers and ten-percent shareholders complied with all applicable Section 16(a) filing requirements.

     In the fiscal year ended November 30, 1999, Mr. Alsop, President of the Company, reported information to correct two inadvertent omissions, which occurred in the fiscal year ended November 30, 1998. The two omissions concerned the withdrawal of shares from a voting trust for which Mr. Alsop is trustee and under which he has sole voting power of shares held in the trust. The two withdrawals were reported on Mr. Alsop's Form 4 for the month ending April 30, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In each of July and November 1999, the Company purchased $100,000 principal amount of Subordinated Convertible Promissory Notes and Stock Purchase Warrants from EasyAsk, Inc. ("EasyAsk"), formerly known as Linguistic Technology Corporation. The $200,000 principal amount of Subordinated Convertible Promissory Notes plus accrued interest was converted into approximately 91,000 shares of Series C Convertible Preferred Stock in March 2000 and the Stock Purchase Warrants expired. Also in March, the Company purchased approximately 217,000 shares of Series C Convertible Preferred Stock for $500,000. In total, the Company owns approximately 100,000 shares of Series A Preferred Stock, 214,000 shares of Series B Preferred Stock and 309,000 shares of Series C Convertible Preferred Stock representing a total investment of approximately $1.3 million or an aggregate interest in EasyAsk of approximately 7%. Dr. Larry
R. Harris, a director of the Company, is a founder and President of EasyAsk.

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation earned by (i) the President and (ii) each of the Company's four most highly compensated executive officers other than the President during the 1999 fiscal year (collectively, the "Named Executive Officers"), for services rendered in fiscal 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                ANNUAL COMPENSATION      ---------------------    ALL OTHER
                                             -------------------------   SECURITIES UNDERLYING   COMPENSATION
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)    BONUS($)(1)     OPTIONS/SARS(#)(2)        ($)(3)
    ---------------------------       ----   ---------    -----------    ---------------------   ------------
Joseph W. Alsop.....................  1999    $350,000      $432,500            310,000            $56,652
  President                           1998    $300,000      $531,000            490,000            $65,365
                                      1997    $200,000      $319,000            300,000            $24,549

David G. Ireland(4).................  1999    $215,000      $121,000             80,000            $13,861
  Vice President and General          1998    $198,333      $225,020             60,000            $11,420
  Manager, Worldwide Field            1997    $ 46,250      $ 27,000            150,000            $ 1,983
  Operations
Richard D. Reidy....................  1999    $200,000      $127,624            140,000            $25,243
  Vice President, Products            1998    $188,333      $200,697            114,000            $25,757
                                      1997    $147,500      $ 65,250            255,000            $12,123

Norman R. Robertson.................  1999    $220,000      $115,067             80,000            $26,437
  Vice President,                     1998    $181,917      $202,487            144,000            $14,554
  Finance and Administration          1997    $158,750      $ 95,458             48,000            $ 7,798
  and Chief Financial Officer

David P. Vesty(5)...................  1999    $210,000      $187,000             80,000            $39,111
  Vice President,                     1998    $200,000      $401,200            114,000            $44,723
  Worldwide Sales                     1997    $190,000      $213,765            205,500            $21,690

---------------
(1) The amounts shown in this column reflect bonuses and commissions earned under (i) the Company's Bonus Program for Executives and Key Contributors and (ii) the Company's sales commission plan.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during fiscal 1999, 1998 and 1997.

(3) The amounts disclosed in this column include:

        (a) Company contributions for fiscal 1999 to a defined contribution plan, the Progress Software Corporation 401(k) Plan (the "401(k) Plan") as follows: Mr. Alsop, $10,080; Mr. Ireland, $5,040; Mr. Reidy, $10,080; Mr. Robertson, $10,080; and Mr. Vesty, $10,080.

        (b) Payments by the Company for fiscal 1999 of 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $45,423; Mr. Ireland, $8,821; Mr. Reidy, $15,163; Mr.
            Robertson, $15,922; and Mr. Vesty, $28,451.

        (c) Payments by the Company in fiscal 1999 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,149; Mr. Robertson, $435; and Mr. Vesty, $580

        (d) Company contributions for fiscal 1998 to the 401(k) Plan as follows:
            Mr. Alsop, $16,128; Mr. Ireland, $8,064; Mr. Reidy, $16,128; Mr.
            Robertson, $8,064; and Mr. Vesty, $16,128.

        (e) Payments by the Company for fiscal 1998 of 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $48,088; Mr. Ireland, $3,356; Mr. Reidy, $9,629; Mr.
            Robertson, $6,055; and Mr. Vesty, $26,192.

        (f) Payments by the Company in fiscal 1998 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,149; Mr. Robertson, $435; and Mr. Vesty, $324.

        (g) Company contributions for fiscal 1997 to the 401(k) Plan as follows:
            Mr. Alsop, $11,638; Mr. Ireland, $1,983; Mr. Reidy, $11,638; Mr.
            Robertson, $5,819; and Mr. Vesty, $11,638.

        (h) Payments by the Company for fiscal 1997 of 401(k) Plan matching contributions in excess of participation limits imposed on higher-paid individuals under federal tax law, as follows: Mr. Alsop, $11,810; Mr. Reidy, $485; Mr. Robertson, $1,562; and Mr. Vesty, $6,708.

        (i) Payments by the Company in fiscal 1997 of term life insurance premiums for the benefit of the following executive officers: Mr. Alsop, $1,101; Mr. Robertson, $417; and Mr. Vesty, $311.

(4) Mr. Ireland joined the Company in September 1997.

(5) Mr. Vesty relinquished his position as Vice President, Worldwide Sales, effective September 30, 1999, but continues as a part-time employee of the Company. Amount shown under "Annual Compensation-Bonus" includes commissions paid by the Company of $32,515 in fiscal 1997.

                          OPTION GRANTS IN FISCAL 1999

     The following table sets forth certain information with respect to the grant of incentive and non-qualified stock options in fiscal year 1999 for each of the Named Executive Officers.

                                                                                              POTENTIAL
                                              INDIVIDUAL GRANTS                          REALIZABLE VALUE AT
                          ----------------------------------------------------------       ASSUMED ANNUAL
                            NUMBER OF       % OF TOTAL                                  RATES OF STOCK PRICE
                           SECURITIES      OPTIONS/SARS                                   APPRECIATION FOR
                           UNDERLYING       GRANTED TO       EXERCISE                      OPTION TERM(4)
                          OPTIONS/SARS     EMPLOYEES IN       PRICE       EXPIRATION   -----------------------
          NAME            GRANTED(#)(1)   FISCAL YEAR(2)   ($/SHARE)(3)      DATE        5%($)        10%($)
          ----            -------------   --------------   ------------   ----------   ----------   ----------
Joseph W. Alsop.........     247,200(5)        9.70%          $12.81       2/10/09     $2,017,033   $5,087,854
                                 800(6)        0.03%          $12.81       2/10/09     $    6,528   $   16,466
                              62,000(5)        2.43%          $10.47       5/17/09     $  436,593   $1,079,664
David G. Ireland........      64,000(5)        2.51%          $12.81       2/10/09     $  522,209   $1,317,244
                              16,000(5)        0.63%          $10.47       5/17/09     $  112,669   $  278,623
Richard D. Reidy........      88,000(5)        3.45%          $12.81       2/10/09     $  718,038   $1,811,210
                              52,000(5)        2.04%          $10.47       5/17/09     $  366,174   $  905,524
Norman R. Robertson.....      64,000(5)        2.51%          $12.81       2/10/09     $  522,209   $1,317,244
                              16,000(5)        0.63%          $10.47       5/17/09     $  112,669   $  278,623
David P. Vesty..........      63,400(5)        2.49%          $12.81       2/10/09     $  517,313   $1,304,895
                                 600(6)        0.02%          $12.81       2/10/09     $    4,896   $   12,349
                              16,000(5)        0.63%          $10.47       5/17/09     $  112,669   $  278,623

---------------
(1) These options vest monthly over a 60-month period commencing on March 1, 1999.

(2) The Company granted total options to purchase 2,549,590 shares of Common Stock in fiscal 1999. The Company granted no SARs during fiscal 1999.

(3) All options were granted at the closing price of the Common Stock, as reported by the Nasdaq Stock Market, on the date of grant.

(4) Potential Realizable Value is computed based on the value of stock price appreciation at assumed annual rates, reduced by the exercise price of the option, compounded annually over the actual option term (10 years). Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(5) These options were granted as non-qualified stock options.

(6) These options were granted as incentive stock options.

                    AGGREGATED OPTION/SAR EXERCISES IN LAST
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth certain information with respect to option exercises in fiscal year 1999 and the value of unexercised options, as of November 30, 1999, for each of the Named Executive Officers.

                                                                    NUMBER OF                 VALUE OF
                                                              SECURITIES UNDERLYING         UNEXERCISED
                                                                   UNEXERCISED              IN-THE-MONEY
                                                                 OPTIONS/SARS AT          OPTIONS/SARS AT
                                                              FISCAL YEAR-END(#)(1)   FISCAL YEAR-END($)(1)(2)
                                                              ---------------------   ------------------------
                              SHARES ACQUIRED      VALUE          EXERCISABLE/              EXERCISABLE/
            NAME              ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE            UNEXERCISABLE
            ----              ---------------   -----------       -------------            -------------
Joseph W. Alsop.............       28,000       $  118,312      1,547,210/740,390      $21,283,448/$8,178,384
David G. Ireland............       42,400       $  453,960         28,383/219,219      $   295,733/$2,525,955
Richard D. Reidy............      190,150       $2,230,980         56,537/335,513      $   655,144/$3,964,702
Norman R. Robertson.........      121,600       $1,331,092         18,558/183,336      $   187,232/$2,068,011
David P. Vesty..............      350,704       $3,869,931         38,860/239,736      $   490,198/$2,953,003

---------------
(1) As of November 30, 1999, the Company had issued no SARs.

(2) Calculated on the basis of $20.02 per share which was the average of the high and the low sale prices of the Company's Common Stock on November 30, 1999, as reported by the Nasdaq Stock Market, less the applicable exercise price.

EMPLOYEE RETENTION AND MOTIVATION AGREEMENT

     The Company has entered into an agreement (an "Employee Retention and Motivation Agreement") with the President and each of the Named Executive Officers ("Covered Persons"). Each Employee Retention and Motivation Agreement provides for certain payments and benefits upon a Change in Control (as defined in such agreement) and upon an Involuntary Termination (as defined in such agreement). Upon a Change in Control, the final twelve-month vesting portion of each outstanding unvested option grant held by the Covered Persons shall automatically accelerate. Each Covered Person's annual cash bonus award for the then current year shall be fixed and guaranteed at their respective target level. Payment of such bonus will immediately occur on a pro-rata basis with respect to the elapsed part of the relevant fiscal year and the balance of such bonus will be paid at the end of such fiscal year or immediately upon Involuntary Termination of such Covered Person if such event occurs prior to the end of the relevant fiscal year. Upon Involuntary Termination of a Covered Person, the final twelve-month vesting portion of each outstanding unvested option held by such Covered Person shall automatically accelerate. If such Involuntary Termination occurs within six months following a Change in Control then the Covered Person shall receive a lump sum payment equal to nine months of target compensation and such Covered Person's benefits shall continue for nine months. If such Involuntary Termination occurs after six months but prior to twelve months following a Change in

Control then the Covered Person shall receive a lump sum payment equal to six months of target compensation and such Covered Person's benefits shall continue for six months.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee of the Company's Board of Directors are Arthur J. Marks and Scott A. McGregor. Neither of them is or has ever been an officer or employee of the Company or of any of its subsidiaries. No member of the Compensation Committee is a party to any relationship required to be disclosed under Item 402(j) or Item 404 of Regulation S-K promulgated by the Commission.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is established by the Compensation Committee. The Company's philosophy is to reward executives based upon corporate and individual performance as well as to provide long-term incentive for the achievement of future financial and strategic goals. These goals include growth of the Company, defined primarily in terms of growth in revenue and earnings per share. It is also the Company's philosophy to base a significant portion of the executive's total compensation opportunity on performance incentives consistent with the scope and level of the executive's responsibilities.

     The executive compensation program for fiscal 1999 consisted of the following three elements: (1) base salary; (2) incentive compensation in the form of annual cash bonus awards earned under the Company's Fiscal 1999 Bonus Program for Executives and Key Contributors (the "1999 Bonus Program"); and (3) equity-based long-term incentive compensation in the form of stock options. The Compensation Committee believes that executive compensation should be aligned with long-term shareholder value. Therefore, the elements of the executive compensation program are weighted such that the equity-based long-term element is potentially the most rewarding element. All elements of the executive compensation program are designed to be competitive with those of comparable technology companies. A further explanation of the elements of the executive compensation program as they relate to the President and the Named Executive Officers listed in the Summary Compensation Table is as follows:

     Base salary increases for fiscal year 1999 were based upon individual and departmental contribution and performance. Base salary for Mr. Alsop increased 16.7% during fiscal year 1999. Base salaries for the other Named Executive Officers increased during fiscal year 1999 by the following percentages: Mr. Ireland 0.0%, Mr. Reidy 0.0%, Mr. Robertson 13.4% and Mr. Vesty 5.0%.

     The 1999 Bonus Program was established by the Compensation Committee and approved by the Board of Directors. For each participant, the 1999 Bonus Program provided for a specified payment as a percentage of base salary depending on the attainment of targeted growth levels for revenue and earnings per share. The target growth levels are approved by the Board of Directors. If the Company achieves 100% of its revenue and earnings per share targets, 100% of the specified bonus is paid. More or less than 100% of the specified bonus is paid depending on the Company's level of achievement and the Compensation Committee's assessment of the Company's strength, stability and strategic position, as well as individual contribution. Bonus awards paid in fiscal 1999 were based upon increases in the Company's revenue and earnings per share and the Compensation Committee's favorable assessment of the Company's strength, stability and strategic position.

     The total compensation received by Mr. Alsop and the other Named Executive Officers (computed on an annualized basis for all such persons) decreased for fiscal year 1999 over fiscal year 1998. Total compensation decreased 6.4% for Mr. Alsop, 19.5% for Mr. Ireland, 14.9% for Mr. Reidy, 9.4% for Mr. Robertson and 32.5% for Mr. Vesty.

     Mr. Alsop's 6.4% decrease in fiscal 1999 total compensation was due to a lower payout of cash bonus partially offset by a base salary increase. Mr. Alsop's base salary increase was based on individual performance. Mr. Alsop's bonus was based on fiscal 1999 Company accomplishments as compared to target objectives as described above.

     Long-term incentive compensation, in the form of stock options, is intended to correlate executive compensation with the Company's long-term success as measured by the Company's stock price. Stock options are tied to the future success of the Company because options granted have an exercise price equal to the closing market value at the date of the grant and will only provide value to the extent that the price of the Company's stock increases above the exercise price. Since options granted generally vest monthly over a five year period, option participants are encouraged to continue employment with the Company. During fiscal 1999, Mr. Alsop and the other Named Executive Officers received incentive and non-qualified stock options as disclosed in the Option Grant Table on pages 10 and 11.

     The Compensation Committee approved a discretionary matching contribution to the 401(k) Plan for fiscal 1999, representing up to 6.3% of each eligible employee's calendar year compensation, including base salary, commissions and bonus, depending on the employee's length of service with the Company and the employee's contribution level. The Named Executive Officers also received such a contribution, except that, due to limitations imposed on 401(k) matching contributions to higher-paid individuals under federal tax law, a portion of the contributions that otherwise would have been received by Mr. Alsop and the other Named Executive Officers disclosed in the Summary Compensation Table, pursuant to the 401(k) Plan were instead paid directly to such individuals. All such amounts are disclosed as "Other Compensation" in the Summary Compensation Table on pages 9 and 10.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") imposes an annual limit of $1,000,000 on tax deductions that an employer may claim for compensation of certain executives. Section 162(m) of the Code provides exceptions to the deduction limitation for "performance-based" compensation, and it is the intent of the Compensation Committee to take advantage of such exceptions to the extent feasible and in the best interests of the Company.

                                            Arthur J. Marks
                                            Scott A. McGregor

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative shareholder return with that of a broad market index (Nasdaq Stock Market Index for U.S. Companies) and a published industry index (Nasdaq Computer and Data Processing Services Stocks). Each of these indices is calculated assuming that $100 was invested on November 30, 1994.

                   COMPARATIVE 5-YEAR CUMULATIVE TOTAL RETURN
         AMONG PROGRESS SOFTWARE CORPORATION, NASDAQ STOCK MARKET INDEX
            AND NASDAQ COMPUTER AND DATA PROCESSING SERVICES STOCKS

                                                   PROGRESS SOFTWARE          NASDAQ STOCK MARKET        NASDAQ COMPUTER & DATA
                                                      CORPORATION                    INDEX             PROCESSING SERVICES STOCKS
                                                   -----------------          -------------------      --------------------------
11/94                                                   100.00                      100.00                       100.00
11/95                                                   175.00                      143.00                       156.00
11/96                                                   111.00                      175.00                       192.00
11/97                                                   114.00                      217.00                       248.00
11/98                                                   210.00                      267.00                       361.00
11/99                                                   330.00                      448.00                       649.00

                      PROPOSED AMENDMENT TO THE COMPANY'S
                       RESTATED ARTICLES OF ORGANIZATION
                 TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

     On March 14, 2000, the Company's Board of Directors voted to recommend to the shareholders that the Company's Restated Articles of Organization be amended to increase the number of authorized shares of Common Stock, $.01 par value per share, from 75,000,000 to 100,000,000 shares (the "Amendment"). Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights.

     The Company's Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable, which may include, without limitation, raising capital or acquiring property through the sale of stock, acquiring businesses through mergers or the exchange of stock, effecting stock splits and attracting or retaining valuable employees by the issuance of stock-based compensation awards. The Company at present has no commitments, agreements or undertakings obligating the Company to issue any such additional shares; however, the Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

     On February 25, 2000, the record date for the 2000 Annual Meeting, there were issued and outstanding 35,686,598 shares of Common Stock and an additional 8,401,671 shares were reserved for issuance upon exercise of options outstanding under the Company's 1997 Stock Incentive Plan, the 1994 Stock Incentive Plan, the 1993 Director's Plan, the 1992 Incentive and Non-qualified Stock Option Plan and the 1991 Employee Stock Purchase Plan. If the Amendment is approved, the Board will have authorization to issue an additional 55,911,731 shares of Common Stock Under Massachusetts law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without shareholder approval. The Board of Directors does not currently intend to seek shareholder approval prior to any future issuance of additional shares of Common Stock, unless shareholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Restated Articles of Organization or by-laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders.

     The Company has no present plans to issue any of the additional shares of Common Stock proposed to be authorized hereby. The issuance of additional shares of Common Stock may have a dilutive effect on the Company's earnings per share and, for a shareholder that does not purchase additional shares to maintain such shareholder's pro rata interest in the Company, on such shareholder's percentage of voting power. In addition, the issuance of the additional shares of Common Stock authorized by the proposed amendment may render more difficult or discourage a merger, tender offer or proxy contest involving the Company, the assumption of control of the Company by the holder of a large block of the Company's securities or the removal of incumbent management. For example, the issuance of the additional shares of Common Stock could discourage a potential acquiror by (i) increasing the number of shares of Common Stock necessary to gain control of the Company; (ii) permitting the Company, through the public or private issuance of shares of Common Stock, to dilute the stock ownership of the potential acquiror; and (iii) permitting the Company to privately place shares of Common Stock with purchasers who would side with the Board of Directors in opposing a takeover bid. The proposed amendment is not being recommended in response to any specific effort of which the Company's management is aware to accumulate shares or obtain control of the Company.

     The additional shares of Common Stock authorized for issuance pursuant to the Amendment will have all of the rights and privileges that the presently outstanding shares of Common Stock possess. The increase in authorized shares would not affect the terms, or rights of the holders, of existing shares of Common Stock. All outstanding shares would continue to have one vote per share on all matters to be voted on by the shareholders, including the election of directors.

     The vote of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting will be necessary to approve the proposed amendment to the Company's Restated Articles of Organization.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION.

                      PROPOSED AMENDMENT TO THE COMPANY'S
                           1997 STOCK INCENTIVE PLAN
                   TO INCREASE SHARES AUTHORIZED FOR ISSUANCE

     The Company's 1997 Stock Incentive Plan (the "1997 Plan") was adopted by the shareholders of the Company at the annual meeting of shareholders held on April 25, 1997. As of February 25, 2000, a total of 5,040,000 shares of Common Stock were authorized for issuance under the 1997 Plan, of which 290,038 had already been issued upon exercise of options under the Plan, 2,838,527 were reserved for issuance upon exercise of outstanding stock options, and 1,911,435 remained available for the future grant of stock options. On March 14, 2000, the Board of Directors unanimously approved an increase in the number of shares of Common Stock authorized for issuance under the 1997 Plan by 2,500,000 shares to a total of 7,540,000 shares, which increase is subject to shareholder approval being received at the 2000 Annual Meeting. The Company has no present plans to issue any of the additional shares of Common Stock proposed to be authorized for issuance hereby, during this fiscal year.

     The Board of Directors believes that stock options and other stock-based awards can play an important role in the success of the Company, by encouraging and enabling the officers, directors and employees of, and other persons providing services to, the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that the availability of an adequate reserve of shares for issuance under the 1997 Plan is essential to enable the Company to maintain its competitive position with respect to recruiting and retaining highly skilled personnel.

SUMMARY OF THE PROVISIONS OF THE 1997 PLAN

     The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any shareholder upon request.

     The 1997 Plan is administered by the Compensation Committee (the "Committee") consisting of at least two "Outside Directors." An "Outside Director" means any director who (i) is not an employee of the Company or of any "affiliated group," as such term is defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended, which includes the Company (an "Affiliate"),
(ii) is not a former employee of the Company or any Affiliate who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director.

     The 1997 Plan permits the granting to officers, directors, employees and others who provide services to the Company, at the discretion of the Committee, of a variety of stock incentive awards based on the Common

Stock of the Company. Awards under the 1997 Plan include stock options (both incentive and non-qualified), grants of conditioned stock, unrestricted grants of stock, grants of stock contingent upon the attainment of performance goals and stock appreciation rights. The Committee selects the person to whom awards are granted and the number, type and terms of the award granted.

     Stock Options. The 1997 Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) options that do not so qualify ("Non-Qualified Options"). The option exercise price of each option is determined by the Committee but may not be less than 100% of the fair market value of the shares on the date of grant in the case of both Incentive Options and Non-Qualified Options.

     The term of each option is fixed by the Committee and may not exceed 10 years from date of grant in the case of an Incentive Option. The Committee determines at what time or times each option may be exercised and, subject to the provisions of the 1997 Plan, the period of time, if any, after death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

     The exercise price of options granted under the 1997 Plan may be paid in cash or bank check or other instrument acceptable to the Committee, or, with the consent of the Committee, in shares of Common Stock. The exercise price may also be delivered by a broker pursuant to irrevocable instructions to the broker from the optionee. At the discretion of the Committee, options granted under the 1997 Plan may include a so-called "reload" feature pursuant to which an optionee exercising an option by delivery of shares of Common Stock may be automatically granted an additional option to purchase that number of shares of Common Stock equal to the number delivered to exercise the original option.

     To qualify as Incentive Options, options must meet additional requirements, including a $100,000 limitation on the value of shares subject to Incentive Options which first become exercisable in any one year, and a maximum 5-year term and exercise price of at least 110% of fair market value in the case of options granted to greater-than-10% shareholders.

     Conditioned Stock. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Conditioned Stock"). These conditions and restrictions may include provisions for vesting conditioned upon the achievement of certain performance objectives and/or continued employment with the Company through a specified vesting period. The purchase price, if any, of shares of Conditioned Stock is determined by the Committee.

     If a participant who holds unvested shares of Conditioned Stock terminates employment for any reason (including death), the Company has the right to repurchase the unvested shares or to require their forfeiture in exchange for the amount, if any, which the participant paid for them. Prior to the fulfillment of the applicable conditions, the participant will have all rights of a shareholder with respect to the shares of Conditioned Stock, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1997 Plan and in the participant's Conditioned Stock award.

     Unrestricted Stock. The Committee may also grant shares of Common Stock (at no cost or for a purchase price determined by the Committee) which are free from any restrictions under the 1997 Plan ("Unrestricted Stock"). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to employees pursuant to other bonus plans of the Company. Outside Directors of the Company may elect to receive all or a portion of their directors' fees, on a current or deferred basis, in shares of Unrestricted Stock by entering into an irrevocable agreement with the Company at least six months in advance of the beginning of a calendar year. Employees, with the permission of the Committee, may make similar irrevocable elections to receive a portion of their compensation in Unrestricted Stock.

     Performance Share Awards. The Committee may also grant performance share awards entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Committee determines ("Performance Share Awards"). Except as otherwise determined by the Committee, rights under a Performance Share Award not yet earned will terminate upon a participant's termination of employment.

     Stock Appreciation Rights. The Committee may also grant stock appreciation rights ("Stock Appreciation Rights") which entitle the holder to receive, upon exercise, Common Stock having a fair market value equal to (or, with the consent of the Committee, cash in the amount of) the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the Stock Appreciation Right, multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised. Stock Appreciation Rights may be granted in conjunction with an option, in which event, upon exercise of one of the awards, the number of shares with respect to which the other award may be exercised is correspondingly reduced.

     Amendments and Terminations. The Board of Directors may at any time amend or discontinue the 1997 Plan and the Committee may at any time amend or cancel outstanding awards (or provide substitute awards at the same or a reduced exercise or purchase price) for the purpose of satisfying changes in the law or for any other lawful purpose. Among other things, the Committee has the authority to accelerate the exercisability or vesting of an award or extend the period for exercise of an award. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Moreover, no such amendment, unless approved by the shareholders of the Company, shall be effective if it would cause the 1997 Plan to fail to satisfy any then applicable incentive stock option rules under Federal tax law or applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934, or cause any member of the Committee to cease to be a "disinterested person" as defined thereunder.

     Change of Control Provisions. The 1997 Plan provides that in the event of a "Change of Control" (as defined in the 1997 Plan) of the Company, options and certain other awards will become exercisable for the securities, cash or property that the holders of Common Stock received in connection with the Change of Control. In addition, the Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may determine appropriate. The Committee may also, in its discretion, cancel outstanding options and other awards effective upon the Change of Control, provided that holders have at least thirty days prior to such date in which to exercise such options and awards, to the extent then exercisable.

FEDERAL TAX ASPECTS OF THE 1997 PLAN

     The following is a summary of the principal Federal income tax consequences of transactions under the 1997 Plan. It does not describe all Federal tax consequences under the 1997 Plan, nor does it describe state or local tax consequences.

     Incentive Options. No taxable income is realized by an optionee upon the grant or exercise of an Incentive Option. If shares issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant and within one year after the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) there will be no deduction for the Company for Federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

     If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

     If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability.)

     Non-Qualified Options. With respect to Non-Qualified Options under the 1997 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (b) at disposition of the shares acquired upon exercise, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     Conditioned Stock. A recipient of Conditioned Stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time that the stock is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who so elects under Section 83(b) of the Code, within 30 days of the date of issuance of the Conditioned Stock, will realize ordinary income on the date of issuance equal to the fair market value of the shares of Conditioned Stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. The Company generally will receive a tax deduction equal to the amount includable as ordinary income to the recipient.

     Unrestricted Stock. The recipient of Unrestricted Stock will generally be subject to tax at ordinary income rates on the fair market value of such Unrestricted Stock on the date that such Unrestricted Stock is issued to the participant, minus any amount paid for such stock. The Company generally will be entitled to a deduction equal to the amount treated as compensation that is taxable as ordinary income to the recipient.

     Performance Shares. The recipient of a Performance Share Award will generally be subject to tax at ordinary income rates on the fair market value of any Common Stock issued under the award, and the Company will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

     Stock Appreciation Rights. The recipient of a Stock Appreciation Right will generally be subject to tax at ordinary income rates on any cash, or the fair market value of any stock, received upon exercise of the Stock Appreciation Right. The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by the recipient.

     Dividends. Dividends paid on Common Stock (including Conditioned Stock) will be taxed at ordinary income rates to the recipient. Generally, the Company will not be entitled to any deduction for dividends, except in the case of dividends paid on Conditioned Stock with respect to which no Section 83(b) election has been filed.

     If a quorum is present at the 2000 Annual Meeting, the vote of a majority of the shares of Common Stock present or represented and entitled to vote at the meeting will be necessary to approve the proposed amendment to the 1997 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE 1997 PLAN.

                             SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's independent auditors for the fiscal year ending November 30, 2000. The Company has been advised that a representative of Deloitte & Touche LLP will be present at the 2000 Annual Meeting. This representative will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions presented at the meeting.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of nominees and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs in forwarding proxy materials to the beneficial owners of shares held of record by them. Directors, officers and regular employees of the Company may, without additional compensation, solicit shareholders in person or by mail, telephone, facsimile, in person or otherwise following the original solicitation. The Company has also retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, to assist in the solicitation of proxies for the 2000 Annual Meeting at an estimated cost of $5,000, plus reasonable out-of-pocket expenses.

               PROPOSALS OF SHAREHOLDERS FOR 2001 ANNUAL MEETING

     The Company anticipates that its 2001 Annual Meeting of Shareholders will be held on or about April 19, 2001. Proposals of shareholders of the Company intended to be presented at the 2001 Annual Meeting must, in order to be included in the Company's proxy statement and the form of proxy for the 2001 Annual Meeting, be received at the Company's principal executive offices by November 24, 2000.

     In addition, under the by-laws of the Company, any shareholder intending to present at the 2001 Annual Meeting any proposal (other than a proposal made by, or at the direction of, the Board of Directors of the Company) must give written notice of such proposal (including certain information about any nominee or matter proposed and the proposing shareholder) to the Clerk of the Company not less than 60 days nor more than 90 days prior to the date of the scheduled annual meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the scheduled annual meeting is given or made, such notice, to be timely, must be given within 10 days following such public disclosure or mailing of such notice, whichever is earlier.

                             AVAILABLE INFORMATION

     Shareholders of record on February 25, 2000 have previously received or will receive with this Proxy Statement a copy of the Company's 1999 Annual Report ("1999 Annual Report"), containing detailed financial information concerning the Company, which is incorporated herein by reference. The Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, without exhibits, to any shareholder solicited hereby who requests it in writing. Please submit your written request to Investor Relations, Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730 or call (781) 280-4450. The 1999 Annual Report is also available on-line from the U.S. Securities and Exchange Commission's EDGAR database at the following address: www.sec.gov/cgi-bin/srch-edgar?progress+software.

DETACH CARD                                                      DETACH CARD


                  PROGRESS SOFTWARE CORPORATION


Dear Shareholder:


Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.


Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.


Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.


Your vote must be received prior to the Annual Meeting of Shareholders, April 20, 2000.


Thank you in advance for your prompt consideration of these matters.


Sincerely,


Progress Software Corporation

                         PROGRESS SOFTWARE CORPORATION
                    14 OAK PARK, BEDFORD MASSACHUSETTS 01730


           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- APRIL 20, 2000


The undersigned shareholder of Progress Software Corporation, revoking all prior proxies, hereby appoints Joseph W. Alsop, Norman R. Robertson and Robert L. Birnbaum, or any of them acting singly, proxies, with full power of substitution, to vote all shares of Common Stock of Progress Software Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's office at 14 Oak Park, Bedford, Massachusetts on April 20, 2000, at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 21, 2000, a copy of which has been received by the undersigned, and in their discretion, upon any other business that may properly come before the meeting or any adjournments thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE.


--------------------------------------------------------------------------------


PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON STOCK CERTIFICATE. IF SHAREHOLDER IS A CORPORATION OR PARTNERSHIP, PLEASE HAVE AN AUTHORIZED OFFICER SIGN ON BEHALF OF THE CORPORATION OR PARTNERSHIP.


--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE ANY COMMENTS?

--------------------------------------      ------------------------------------


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



[x]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE                                                                                     For  Against  Abstain
     --------------------------------------
     PROGRESS SOFTWARE CORPORATION                       1.  To fix the number of directors constituting    [ ]    [ ]      [ ]
     --------------------------------------                  the full Board of Directors of the Company at
                                                             seven.


     Mark box at right if you plan to attend the  [ ]    2.  Election of Directors.
     Annual Meeting.
                                                                                                                  With-   For All
                                                             Joseph W. Alsop        Arthur J. Marks         For   held    Except
     Mark box at right if an address change or    [ ]        Larry R. Harris        Scott A. McGregor       [ ]    [ ]      [ ]
     comment has been noted on the reverse                   Roger J. Heinen, Jr.   Amran Rasiel
     side of this card                                       Michael L. Mark


     RECORD DATES SHARES:                                    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


                                                         3.  To act upon a proposal to amend the            For  Against  Abstain
                                                             Company's Restated Articles of                 [ ]    [ ]      [ ]
                                                             Organization to increase the authorized
                                                             Common Stock, $.01 par value per share,
                                                             of the Company ("Common Stock") from
                                                             75,000,000 shares to 100,000,000 shares.

                                                         4.  To act upon a proposal to amend the            For  Against  Abstain
                                                             Company's 1997 Stock Incentive Plan (the       [ ]    [ ]      [ ]
                                                             "1997 Plan") to increase the maximum number
                                                             of shares that may be issued under such
                                                             plan from 5,040,000 shares to 7,540,000
                                                             shares.


                                               ------------------

Please be sure to sign and date this Proxy.    Date
-----------------------------------------------------------------

------------------------------        ---------------------------
Shareholder sign here                 Co-owner sign here